    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                IDT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         DELAWARE                                                    22-3415036
              (State or Other Jurisdiction of                          (I.R.S. Employer Identification Number)
              Incorporation or Organization)

                            ------------------------

                                190 MAIN STREET
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 928-1000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                            ------------------------

                                HOWARD S. JONAS
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND TREASURER
                                IDT CORPORATION
                                190 MAIN STREET
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 928-1000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                            ------------------------

                                   Copies to:

                              JOYCE J. MASON, ESQ.
                                GENERAL COUNSEL
                                IDT CORPORATION
                                190 MAIN STREET
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 928-1000
                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES               AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
             TO BE REGISTERED                 REGISTERED         PER SHARE            PRICE(1)             FEE
Common Stock,
 par value $.01 per share.................      537,032           $23.1875         $12,452,429.50       $3,673.47

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 11, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST 14, 1998

                                 537,032 SHARES

                                IDT CORPORATION

                                  COMMON STOCK

                               ------------------

    This Prospectus relates to the offer and sale from time to time by David Turock, Eric Hecht, Richard Robbins, Bradley Turock, Lisa Mikulynec, Wai Nam Tam and Mary Jo Altom (collectively, the "Selling Stockholders") of up to 537,032 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of IDT Corporation (the "Company"). The registration of the Shares does not necessarily mean that any of the Shares will be offered and sold by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

    The Common Stock is listed on the Nasdaq National Market under the symbol "IDTC." On August 13, 1998, the last reported sales price as reported by the Nasdaq National Market was $23.125 per share.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    The Selling Stockholders may offer and sell the Shares directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Each Selling Stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents.

    Each Selling Stockholder and his or her agents or broker-dealers that participate with such Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

    The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders, but has agreed to bear certain expenses of registration of the Shares under the federal and state securities laws.

                THE DATE OF THIS PROSPECTUS IS            , 1998

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information that the Company files with the Commission electronically are contained in the Internet Web site maintained by the Commission. The Commission's Web site address is http://www.sec.gov. The Common Stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, Washington, D.C. 20006.

    The Company has filed with the Commission a Registration Statement on Form S-3 with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed to be qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

(1) the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended July 31, 1997;

(2) the Company's Quarterly Report on Form 10-Q for the three months ended October 31, 1997;

(3) the Company's Quarterly Report on Form 10-Q for the three months ended January 31, 1998, as amended;

(4) the Company's Quarterly Report on Form 10-Q for the three months ended April 30, 1998;

(5) the Company's Current Report on Form 8-K, dated February 19, 1998;

(6) the Company's Current Report on Form 8-K, dated April 22, 1998;

(7) the Company's Current Report on Form 8-K, dated May 21, 1998, as amended;
    and

(8) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, and any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (exclusive of exhibits, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to the Corporate Secretary at the corporate headquarters of the Company at 190 Main Street, Hackensack, New Jersey 07601 or by telephone at (201) 928-1000.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    As used in this Prospectus, unless the context otherwise requires, the terms the "Company" and "IDT" refer to IDT Corporation, a Delaware corporation, its predecessor, International Discount Telecommunications, Corp., a New York corporation, and their subsidiaries, collectively.

                                  THE COMPANY

    The Company is a leading emerging multinational carrier that combines its position as an international telecommunications operator, its experience as an Internet service provider and its leading position in Internet telphony to provide a broad range of telecommunications services to its wholesale and retail customers worldwide.

    The Company's predecessor corporation was incorporated in New York in 1990, and the Company reincorporated in Delaware in December 1995. Its principal executive offices are located at 190 Main Street, Hackensack, New Jersey, 07601, and its telephone number is (201) 928-1000.

                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

    All of the shares of Common Stock that may be offered pursuant to this Prospectus were originally issued pursuant to an Agreement and Plan of Merger, dated April 7, 1998 (the "IX Merger Agreement"), pursuant to which the Company agreed to acquire all of the issued and outstanding shares of InterExchange, Inc., a Delaware corporation, and four related companies acquired by InterExchange, Inc. immediately prior to the transactions contemplated by the IX Merger Agreement (collectively, "IX").

    Dr. David Turock has served as the Company's Director of Technology since November 1997, and through Rock Enterprises, Inc., Dr. Turock provided consulting services to the Company between 1992 and 1997. Eric Hecht serves as the Chief Executive Officer of IX and previously served as the President of IX from IX's inception in 1995 until May of 1998. Richard Robbins currently serves as the President of IX, and previously served as the Chief Financial Officer from IX's inception in 1995 until May of 1998. Bradley Turock serves as a Senior Development Engineer of IX, and has provided consulting services to IX and to the Company since 1995 and 1997, respectively. Wai Nam Tam also serves as a Senior Development Engineer of IX, and has provided consulting services to IX and to the Company since 1997. Lisa Mikulynec serves as IX's Vice President of Operations. Between 1995 and 1996, Ms. Mikulynec provided consulting services to IX, and between 1996 and 1998, she served as IX's Director of Network Services. Mary Jo Altom serves as the Company's Vice President of Telecommunications Operations and has provided consulting services to the Company since June 1996. In connection with the transactions contemplated by the IX Merger Agreement, each of Bradley Turock, Lisa Mikulynec and Wai Nam Tam entered into employment agreements with IX and ceased to act as consultants to IX. Similarly, Mary Jo Altom entered into an employment agreement with the Company and ceased to act as a consultant to the Company.

    The following table sets forth certain information known to the Company with respect to the beneficial ownership of each Selling Stockholder as of July 31, 1998, as to (i) the number of shares of Common Stock beneficially held by the Selling Stockholder, (ii) the number of Shares that may be offered pursuant to this Prospectus, (iii) the number of shares of Common Stock and percentage of outstanding shares of Common Stock that will be held by each Selling Stockholder after sale of the Shares, assuming all of the Shares are sold by each Selling Stockholder, and assuming conversion of each of the Company's Class A Shares into shares of Common Stock. Because each of the Selling Stockholders may offer all or some part of the Shares which he or she holds from time to time pursuant to the offering contemplated by this Prospectus, and because this offering is not being underwritten on a firm commitment basis, no assurances can be given as to the number of shares that will be held by each of the Selling Stockholders upon termination of this offering. See "Plan of Distribution."

                                                          SHARES                          SHARES BENEFICIALLY OWNED
                                                       BENEFICIALLY       NUMBER OF          AFTER THE OFFERING
                                                      OWNED PRIOR TO    SHARES OFFERED  -----------------------------
SELLING STOCKHOLDER                                  THE OFFERING (1)       HEREBY         NUMBER       PERCENTAGE
---------------------------------------------------  -----------------  --------------  ------------  ---------------
David Turock(2)....................................        1,571,856         276,532       1,295,324           3.9
Eric Hecht.........................................          517,261          84,932         432,329           1.3
Richard Robbins(3).................................          517,361          84,933         432,428           1.3
Bradley Turock.....................................          162,667          29,113         133,554         *
Lisa Mikulynec.....................................          133,333          23,776         109,557         *
Wai Nam Tam........................................          154,667          28,043         126,624         *
Mary Jo Altom......................................           53,334           9,703          43,631         *

------------------------

*   Less than 1%.

(1) Includes an aggregate of 1,424,999, 517,261, 517,261, 162,667, 133,333,
    154,667 and 53,334 shares of Common Stock received or to be received by David Turock, Eric Hecht, Richard Robbins, Bradley Turock, Lisa Mikulynec, Wai Nam Tam and Mary Jo Altom, respectively, in connection with the transactions contemplated by the IX Merger Agreement. A portion of such shares are currently held in escrow accounts maintained by The Bank of New York, as Escrow Agent. Pursuant to the IX Merger Agreement, such Selling Stockholders are prohibited from transferring all of such shares of Common Stock (except for gratuitous transfers to immediate family members, transfers in trust for the benefit of such relatives, and transfers to certain types of charities) until October 7, 1998, October 7, 1999, October 7, 2000, April 7, 2000, October 7, 2001 and October 7, 2002, on each of which dates such transfer restrictions shall be removed with respect to a portion of such shares of Common Stock. In addition, during the period in which such shares of Common Stock are subject to such limitations on resale, each of these Selling Stockholders has granted an irrevocable proxy to Mr. Howard S. Jonas, the Company's Chairman and Chief Executive Officer to vote such shares.

(2) Includes 146,857 shares of Common Stock held of record by The JTBC Foundation. The JTBC Foundation is a charitable trust, of which Howard S. Jonas, David Turock, Howard S. Balter and James A. Courter are the trustees, and thereby share the power to vote and to direct the sale of these shares. Mr. Balter and Mr. Courter are the Chief Operating Officer and the President of the Company, respectively, and are each Directors of the Company.

(3) Includes 100 shares of Common Stock beneficially owned by Richard Robbins' wife.

                              PLAN OF DISTRIBUTION

    The Shares offered for sale hereby may be sold from time to time by the Selling Stockholders in one or more transactions on the Nasdaq National Market, or such other market on which the Common Stock may from time to time be trading, in the over-the-counter market, in negotiated transactions, through the writing of options on the shares, short sales or in a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

    To comply with the securities laws of certain states, if applicable, the Shares will be sold therein only through brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

    Any broker-dealers who participate in a sale of the Shares may be deemed to be "underwriters" within the meaning of Sections 11 and 12 of the Securities Act and Rule 10b-5 of the Exchange Act, and any commissions received by them, and proceeds of any such sales as principals, may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent that any of the Selling Stockholders may be deemed to be acting as an underwriter, such Selling Stockholder may be subject to certain statutory liabilities of the Securities Act.

    In addition, the Selling Stockholders and any other person participating in the sale or distribution of the Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M (and Rules 100 to 105 thereof), which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Stockholders and any other such person. Furthermore, pursuant to such regulations, any person engaged in a distribution of Common Stock may not simultaneously engage in market-making activities with respect thereto during the period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities to effect syndicate covering transactions, to impose penalty bids or to effect passive market making bids. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

                                 LEGAL MATTERS

    Certain legal matters with respect to this offering will be passed upon for the Company by Joyce J. Mason, Esq., General Counsel.

                                    EXPERTS

    The consolidated financial statements of IDT Corporation at July 31, 1997 and 1996, and for each of the three years in the period ended July 31, 1997 incorporated by reference in this Prospectus and the related Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The Combined Financial Statements of InterExchange, Inc. and Combined Affiliates as of December 31, 1997, 1996 and 1995 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Prospectus and the related Registration Statement have been audited by Amper, Politziner & Mattia P.A., independent auditors, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Available Information.....................................................    2

Incorporation of Certain Documents by Reference...........................    2

The Company...............................................................    3

Use of Proceeds...........................................................    3

Selling Stockholders......................................................    3

Plan of Distribution......................................................    4

Legal Matters.............................................................    5

Experts...................................................................    5

                                 537,032 SHARES

                                IDT CORPORATION

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee................................................................................  $    3,673
Printing expenses...................................................................................       5,000
Legal fees and expenses.............................................................................       5,000
Accounting fees and expenses........................................................................       3,000
Miscellaneous.......................................................................................       1,000
                                                                                                      ----------
    Total...........................................................................................  $   17,673
                                                                                                      ----------
                                                                                                      ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the DGCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Sixth of the Certificate of Incorporation of the Company eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the DGCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

ITEM 16. EXHIBITS

    (a) Exhibits

    NO.      DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
   2.01(1)   Agreement and Plan of Merger, dated April 7, 1998, by and among the Company, ADM Corp., a wholly owned subsidiary of the Company, IX, David Turock, Eric Hecht, Richard Robbins, Bradley Turock, Wai
             Nam Tam, Mary Jo Altom and Lisa Mikulynec.
   4.01(2)   Specimen Certificates for shares of the Registrant's Common Stock and Class A Stock.
   4.02(3)   Description of Capital Stock contained in the Certificate of Incorporation of the Registrant.
   5.01*     Legal Opinion of Joyce J. Mason, Esq.
  23.01*     Consent of Ernst & Young LLP.
  23.02*     Consent of Amper, Politziner & Mattia, P.A.
  23.03*     Consent of Joyce J. Mason, Esq. (contained in Exhibit 5.01).
  24.01*     Power of Attorney (included in signature pages hereto).

------------------------

      * filed herewith

    (1) incorporated by reference to Form 8-K filed April 22, 1998

    (2) incorporated by reference to Form S-1 filed March 8, 1996

    (3) incorporated by reference to Form S-1 filed February 21, 1996

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to include any material with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    The undersigned registrant hereby undertakes that:

    (1) For the purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on this 14th day of August, 1998.

                                             IDT CORPORATION

                                             By:                    /s/ HOWARD S. JONAS
                                                        ------------------------------------------
                                                                      Howard S. Jonas
                                                                     CHAIRMAN AND CEO

    KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard S. Jonas and Howard S. Balter, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     SIGNATURE                                        TITLE                           DATE
---------------------------------------------------  ----------------------------------------  ------------------

                /s/ HOWARD S. JONAS                    Chairman and Chief Executive Officer    August 14, 1998
     ----------------------------------------             (Principal Executive Officer)
                  Howard S. Jonas

               /s/ JAMES A. COURTER                     President and Director (Principal      August 14, 1998
     ----------------------------------------                   Executive Officer)
                 James A. Courter

               /s/ HOWARD S. BALTER                    Chief Operating Officer and Director    August 14, 1998
     ----------------------------------------             (Principal Financial Officer)
                 Howard S. Balter

               /s/ STEPHEN R. BROWN                     Chief Financial Officer (Principal     August 14, 1998
     ----------------------------------------                  Accounting Officer)
                 Stephen R. Brown

                /s/ MARC E. KNOLLER                                  Director                  August 14, 1998
     ----------------------------------------
                  Marc E. Knoller

                /s/ JOYCE J. MASON                                   Director                  August 14, 1998
     ----------------------------------------
                  Joyce J. Mason

                /s/ MEYER A. BERMAN                                  Director                  August 14, 1998
     ----------------------------------------
                  Meyer A. Berman

               /s/ J. WARREN BLAKER                                  Director                  August 14, 1998
     ----------------------------------------
                 J. Warren Blaker

                 /s/ JAMES MELLOR                                    Director                  August 14, 1998
     ----------------------------------------
                   James Mellor

             /s/ ELMO R. ZUMWALT, JR.                                Director                  August 14, 1998
     ----------------------------------------
               Elmo R. Zumwalt, Jr.

                  /s/ HAL BRECHER                                    Director                  August 14, 1998
     ----------------------------------------
                    Hal Brecher

                /s/ DENIS A. BOVIN                                   Director                  August 14, 1998
     ----------------------------------------
                  Denis A. Bovin